Exhibit 99.1

NEWS RELEASE
Gryphon Gold Corporation, 748 S Meadows Parkway, Suite A9, Reno, NV, 89521

FOR IMMEDIATE RELEASE

Gryphon Gold Files Voluntary Chapter 11 Petition

Company also served with civil complaint to appoint a receiver

Reno, NV. – July 29, 2013 – Gryphon Gold Corporation (“Gryphon” or the “Company”) (OTCBB: GYPH) announced today that, in an effort to address certain operational and liquidity challenges, the Company has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for the District of Nevada (Reno, Nevada).

Also, on July 22, 2013, the Company was served with a civil complaint to appoint a receiver. The complaint was filed in the Second Judicial District Court for the State of Nevada in Reno by certain shareholders of the Company. On July 24, 2013 Gryphon Gold Corporation was served with a notice of hearing for July 30, 2013 in connection with the civil complaint.

For further information, please contact:
William Goodhard
Interim CEO, Director
joniel@gryphongold.com (forwarded to Mr. Goodhard)

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements concerning the Company’s effort to address operational and liquidity challenges and the Company’s intent to voluntarily enter into Chapter 11 bankruptcy. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com